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                                 FORM 8-K

                              CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 1996

                      PENN TREATY AMERICAN CORPORATION
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           (Exact name of registrant as specified in its charter)

      Pennsylvania                  0-15972                23-1664166
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(State or other jurisdiction      (Commission             (IRS Employer
   of incorporation)              File Number)          Identification No.)

3440 Lehigh Street, Allentown, Pennsylvania   18103
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(Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code (610) 965-2222.
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ITEM 5. OTHER EVENTS.

     Pursuant to a Purchase Agreement dated November 20, 1996, the Registrant will consummate on November 26, 1996 the sale of $74,750,000 aggregate principal amount of its 6 1/4% Convertible Subordinated Notes due 2003 (the "Notes"). The Notes are convertible, at the option of the holders thereof, at any time after February 24, 1997, into shares of Common Stock of the Company at a conversion price of $28.44 per share, subject to adjustment in certain events.

     The insurance laws and regulations of each of Pennsylvania and Vermont, which are applicable to the Company, provide, among other things, that without the consent of the insurance commissioner of such state, no person may acquire control of the Company and that any person or holder of shares of Common Stock or securities convertible into such Common Stock (such as the Notes) possessing 10% or more of the aggregate voting power of the Common Stock (inclusive of shares issuable upon conversion of all such convertible securities) will be presumed to have acquired such control unless such insurance commissioner, upon application, has determined otherwise.

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                                SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PENN TREATY AMERICAN CORPORATION

Date: November 25, 1996                       By: /s/ A. J. CARDEN
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                                              A. J. Carden
                                              Executive Vice President